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                                                                     EXHIBIT 5.1



                       [LETTERHEAD OF SULLIVAN & CROMWELL]







                                                              September 19, 1997



Spieker Properties, Inc.,
Spieker Properties, L.P.,
  2180 Sand Hill Road,
    Menlo Park, California  94025.

Ladies and Gentlemen:

                  In connection with the registration under the Securities Act of 1933 (the "Act") of $500,000,000 maximum aggregate offering price of (i) shares of common stock, par value $.0001 per share ("Common Stock"), of Spieker Properties, Inc., a Maryland corporation (the "Company"), (ii) shares of preferred stock, par value $.0001 per share ("Preferred Stock"), of the Company,
(iii) warrants to purchase Common Stock or Preferred Stock ("Warrants") and (iv) depositary shares representing a fractional interest in Preferred Stock ("Depositary Shares" and, together with the Common Stock, Preferred Stock and Warrants, the "Equity Securities"), and $500,000,000 maximum aggregate offering price of (i) debt securities ("Debt Securities" and, together with the Equity Securities, the "Securities")) of Spieker Properties, L.P., a California limited partnership (the "Operating Partnership") and (ii) guarantees by the Company of the Debt Securities ("Guarantees"), we, as your special counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

                  Upon the basis of such examination, we advise you that, in our opinion:

                  (1) With respect to the Common Stock, when the registration statement relating to the Securities (the


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Spieker Properties, Inc.                                                     -2-
Spieker Properties, L.P.


         "Registration Statement") has become effective under the Act, the terms of the sale of the shares of Common Stock have been duly established in conformity with the Company's articles of incorporation so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the shares of Common Stock have been duly issued and sold as contemplated by the Registration Statement, the shares of Common Stock will be validly issued, fully paid and nonassessable.

                  (2) With respect to the Preferred Stock, when the Registration Statement has become effective under the Act, the terms of the shares of Preferred Stock and of their issue and sale have been duly established in conformity with the Company's articles of incorporation so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the shares of Preferred Stock have been duly issued and sold as contemplated by the Registration Statement, the shares of Preferred Stock will be validly issued, fully paid and nonassessable.

                  (3) With respect to the Warrants, when the Registration Statement has become effective under the Act, the warrant agreement relating to the Warrants (the "Warrant Agreement") has been duly authorized, executed and delivered, the terms of the Warrants and of their issue and sale have been duly established in conformity with the Warrant Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and issued and sold as


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Spieker Properties, Inc.                                                     -3-
Spieker Properties, L.P.


         contemplated in the Registration Statement, the Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (4) With respect to the Depositary Shares, when the Registration Statement has become effective under the Act, the deposit agreement relating to the Depositary Shares (the "Depositary Agreement") has been duly authorized, executed and delivered, the terms of the Depositary Shares and of their issue and sale have been duly established in conformity with the Deposit Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the shares of Preferred Stock that are represented by the Depositary Shares are duly authorized, validly issued and delivered to the Depositary, and the depositary receipts evidencing the Depositary Shares (the "Depositary Receipts") are executed and countersigned in accordance with the Deposit Agreement and issued against deposit of the Preferred Stock sold as contemplated by the Registration Statement, the Depositary Receipts evidencing the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Shares and the Deposit Agreement, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (5) With respect to the Debt Securities, when the Registration Statement has become effective under the Act, the terms of the Debt Securities and of their issue and sale have been duly established in conformity with the Indenture relating to the Debt Securities so


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Spieker Properties, Inc.                                                     -4-
Spieker Properties, L.P.


         as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Operating Partnership and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Operating Partnership, and the Debt Securities have been duly executed in accordance with the Indenture and issued and sold as contemplated in the Registration Statement, the Debt Securities will constitute valid and legally binding obligations of the Operating Partnership, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (6) With respect to the Guarantees, when the Registration Statement has become effective under the Act, the terms of the Guarantees and of their issue have been duly established in conformity with the Indenture relating to the Guarantees so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Debt Securities guaranteed by the Guarantees are duly authorized and validly issued and the Guarantees have been duly executed and authenticated in accordance with the Indenture and issued and sold as contemplated in the Registration Statement, the Guarantees will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  The foregoing opinion is limited to the Federal laws of the United States, the laws of the States of Maryland and California and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. With respect to all matters of Maryland law, we have relied upon


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                                                                       EXHIBIT 5


Spieker Properties, Inc.                                                     -5-
Spieker Properties, L.P.


the opinion, dated September 19, 1997, of Piper & Marbury, and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Piper & Marbury.

                  Also, we have relied as to certain matters on information obtained from public officials, officers of the Company and the Operating Partnership and other sources believed by us to be responsible, and we have assumed that the Indenture has been duly authorized, executed and delivered by the Trustee thereunder, an assumption which we have not independently verified.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Validity of the Offered Securities" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.




                                       Very truly yours,

                                       SULLIVAN & CROMWELL